Exhibit 10.1
COMMON STOCK AND WARRANT PURCHASE
AGREEMENT
Dated as of November 13, 2009
by and among
ECHO THERAPEUTICS, INC.
and
THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS
(continued)

COMMON STOCK AND WARRANT PURCHASE AGREEMENT
     This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of November 13, 2009, is entered into by and among Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”), for the purchase and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Purchasers.
     The parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE OF COMMON STOCK AND WARRANTS
          Section 1.1 Purchase and Sale of Common Stock and Warrants.
          (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, shares of Common Stock (the “Shares”) at a price per share of $1.25 (the “Per Share Purchase Price”) for an aggregate purchase price of at least Two Million Dollars ($2,000,000) and no more than Three Million Dollars ($3,000,000) (the “Purchase Price”); provided, however, that in the event that this offering is oversubscribed, the Company may, in it sole discretion, increase the Purchase Price up to twenty percent (20%). Each Purchaser shall pay the portion of the Purchase Price and shall receive that number of shares set forth opposite its name on Exhibit A hereto. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
          (b) Upon the following terms and conditions, each of the Purchasers shall be issued Warrants, in the form attached hereto as Exhibit B (the “Warrants”), to purchase the number of shares of Common Stock equal to seventy percent (70%) of the number of Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto The consideration for the Warrants shall be $0.0001 per Warrant and shall be deemed to be included in the Per Share Purchase Price. The Warrants shall expire five (5) years following the Closing Date at which such Warrants were issued and shall have an initial exercise price per share equal to $2.00, subject to appropriate adjustment as set forth in the Warrants. Notwithstanding the foregoing, (i) each Purchaser (including for these purposes its employees and/or any affiliates of either of them) who purchases shares of Common Stock for a purchase price of at least $750,000 shall be issued Warrants equal to one hundred percent (100%) of the number of Shares purchased by such Purchaser pursuant to the terms of this Agreement, and (ii) each Purchaser (including for these purposes its employees and/or any affiliates of either of them) who purchases shares of Common Stock for a purchase price of at least $1,000,000 shall be issued Warrants equal to one hundred percent (100%) of the number of

Shares purchased by such Purchaser pursuant to the terms of this Agreement with an initial exercise price equal to $1.60. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”
          Section 1.2 Purchase Price and Closings. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants set forth opposite their respective names on Exhibit A. The Securities shall be sold and funded in a closing (the “Closing”) that shall take place on or about November 13, 2009 (the “Closing Date”); provided, however, that in the event that the Company receives an aggregate Purchase Price of less than Three Million Dollars at the Closing, it may hold one or more additional closings until it has received the maximum aggregate Purchase Price pursuant to Section 1.1(a) above. The Closing shall take place at the offices of the Company, 10 Forge Parkway, Franklin, MA 02038; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. At the Closing and upon receipt by the Company of the appropriate purchase price from each Purchaser (i.e., a purchase price equal to the number of Shares to be purchased by such Purchaser multiplied by the Per Share Purchase Price), the Company shall deliver or cause to be delivered to each such Purchaser (x) a certificate for the number of Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. Each Purchaser shall deliver each of the documents required to be delivered by it pursuant to Article IV hereof as well as its portion of the Purchase Price by wire transfer to an escrow account designated by the escrow agent prior to the Closing. The Company may also accept certain non-cash consideration or cash consideration delivered directly to the Company, as agreed upon between the Company and any Purchaser and set forth on Exhibit A hereto.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, as of the date hereof (or other applicable date as stated in this Section 2.1) and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:
          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries

(as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. Each such Subsidiary is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the state opposite its name on Schedule 2.1(g) and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, results of operations, assets, condition or prospects (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries (as hereafter defined), individually, or taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect; provided, however, that Material Adverse Effect shall not be deemed to include: (i) changes in applicable law or (ii) any effect resulting from the public announcement of the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement.
          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, as well as the Escrow Agreement by and among the Company, the Purchasers and the escrow agent in the form of Exhibit C attached hereto (the “Escrow Agreement”) and any and all other documents ancillary to the transactions contemplated hereby and thereby (all of the foregoing documents collectively called the “Transaction Documents”), and to issue and sell the Securities in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action. No further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
          (c) Capitalization. The authorized capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as provided in this Agreement or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except (i) as set forth in this Agreement, and (ii) as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the

Company or any of its Subsidiaries are or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities and set forth on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and neither it nor its Subsidiaries nor any officers or directors of the Company or its Subsidiaries has no actual or constructive knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.1(c), (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, to the Company’s and each of its Subsidiaries’ Knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock except as disclosed on Schedule 2.1(c). Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights in writing or the time for the exercise of such rights has passed. Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth in Schedule 2.1(c), none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans. For purposes of this Agreement, “Knowledge” means (i) the actual knowledge of all of the Company’s executive officers, Patrick Mooney, Harry Mitchell and Kimberly Burke, and (ii) with respect to each Subsidiary, all of the executive officers of such Subsidiary. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          (d) Issuance of Securities. The Securities to be issued at the Closing have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof and the Warrants, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. The Company shall reserve that number of shares of its common stock sufficient to issue the Shares and the Warrant Shares without the necessity of having to authorize additional shares of common stock.
          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, or (iii) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof.
          (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, all Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, to the knowledge of the Company, the Commission Documents at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form and substance in all material respects with applicable accounting requirements set forth in GAAP and GAAS and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules thereto, have been prepared in accordance with GAAP and GAAS applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is in compliance with all applicable state securities laws and regulations (“Blue Sky Laws”).
          (g) Subsidiaries. The Commission Documents set forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 2.1(g), there is no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Except as set forth in the Schedule 2.1(g), neither the Company nor any Subsidiary is party to, nor has any Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.
          (h) No Material Adverse Change. Since June 30, 2009, the Company has not experienced or suffered any Material Adverse Effect.
          (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, since June 30, 2009, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, will not have a Material Adverse Effect to the Company’s Knowledge. Since June 30, 2009, except as disclosed in on Schedule 2.1(i) hereto, none of the Company or any of its Subsidiaries has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.
          (j) No Undisclosed Events or Circumstances. Since June 30, 2009, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.

          (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness or any liabilities (other than accrued liabilities or liabilities referenced in subsections (a) through (c) above) that are not otherwise disclosed herein but which in the aggregate total $100,000.
          (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents that is material to the business of the Company, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect, and except for Permitted Liens. All such leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect in all material respects. “Permitted Liens” means (i) statutory liens for taxes, assessments and other governmental charges which are not yet due and payable or are due but not delinquent or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, sublandlords, licensors or sublicensors under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics, workmen, repairmen and materialmen to secure claims for labor, materials or supplies and other like liens, (v) restrictions on transfer of securities imposed by applicable state and federal securities laws, (vi) any other encumbrance affecting any asset which does not materially impede or otherwise affect the ownership or operation of such asset, (vii) liens resulting from a filing by a lessor as a precautionary filing for a true lease, (viii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (ix) vendor’s liens to secure payment, or (x) rights or claims of customers or tenants under licenses or leases. Notwithstanding the foregoing, no Permitted Lien either individually or in the aggregate shall or does constitute a Material Adverse Effect.
          (m) ERISA. Except as set forth in the Commission Documents, no liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of

1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.
          (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would have a Material Adverse Effect.
          (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. The Company has no Knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.
          (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.
          (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (r) Operation of Business. The Company and each of the Subsidiaries owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which, to the Company’s Knowledge, are necessary for the conduct of its business as now conducted, which the failure to so have would have a Material Adverse Effect. Except as set forth on Schedule 2.1(r), neither the Company nor any Subsidiary has received written notice that the intellectual property rights used by the Company or any Subsidiary, and necessary for their respective business, violates or infringes upon the rights of any third party.
          (s) Books and Records; Internal Accounting Controls; Sarbanes-Oxley. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, the nature and amount of their liabilities, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and its officers are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Schedule 2.1(s) hereto, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to materially and adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the Knowledge of the Company, other employees who have a significant role in the Company’s internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.
          (t) Material Agreements. Except for the Transaction Documents (with respect to clause (i) of this Section 2.1(t) only) or as set forth on Schedule 2.1(t) hereto, or as would not have a Material Adverse Effect, (i) to the Company’s Knowledge, the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any material provision of any Material Agreement.
          (u) Transactions with Affiliates. Except as set forth on Schedule 2.1(u) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing or proposed transactions exceeding $50,000 in value between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries (except for reimbursements to such persons for reasonable expenses incurred on behalf of the Company or any Subsidiary, or arrangements entered into by and between any such person and the Company or any Subsidiary as part of the normal and customary terms of such person’s employment or services as a director or consultant with the Company or any of its Subsidiaries), or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.
          (v) Securities Act of 1933. Subject to the accuracy and completeness of the representations and warranties of the Purchasers contained in the Transaction Documents, the Company has complied and will continuously comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.
          (w) Governmental Approvals. Except as set forth on Schedule 2.1(w) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents except for such authorizations, consents, approvals, licenses, exemptions, filings or registrations the Company’s failure of which to obtain would not, individually or in the aggregate, constitute a Material Adverse Effect.
          (x) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto. Except as set forth on Schedule 2.1(x) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since June 30, 2009, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated, or indicated to the Company his or her intent to terminate, his or her employment or engagement with the Company or any Subsidiary.
          (y) Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 2.1(y) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except where failure to obtain such material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations would not individually or in the aggregate have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws, except where failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the Commission Documents or for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.
          (z) Labor Relations. Except as set forth in the Commission Documents or as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.
          (aa) Absence of Certain Developments. Except as disclosed on Schedule 2.1(aa) hereto, since June 30, 2009, neither the Company nor any Subsidiary has:

               (i) issued or become obligated to issue any stock, bonds or other corporate securities or any right, options or warrants with respect thereto other than under the Company’s stock option plan(s) and otherwise in the ordinary course of business;
               (ii) borrowed or become obligated to borrow any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;
               (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than Permitted Liens and current liabilities paid in the ordinary course of business;
               (iv) declared or made, or become obligated to make, any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock other than under any equity incentive plans of the Company or any pre-existing cashless exercise rights issued in connection with a prior financing, which plans and/or prior financing(s) are disclosed on Schedule 2.1(aa);
               (v) sold, assigned or transferred, or become obligated to sell, assign or transfer, any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;
               (vi) sold, assigned or transferred, or become obligated to sell, assign or transfer, any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights necessary for the conduct of its business activities;
               (vii) suffered any material losses or waived, or agreed to waive, any rights of material value, whether or not in the ordinary course of business;
               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;
               (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;
               (x) made charitable contributions or pledges in excess of $10,000 in the aggregate;
               (xi) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

               (xii) entered into an agreement, written or otherwise, to take any of the foregoing actions.
          (bb) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          (cc) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents and the Company shall not be excused from performance of its obligations to any Purchaser under the Transaction Documents as a result of nonperformance or breach by any other Purchaser. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
          (dd) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties herein, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. Except as set forth on Schedule 2.1(dd) hereto, the Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since April 1, 2009, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

          (ee) DTC Status. The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth on Schedule 2.1(ee) hereto.
          (ff) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. The Company currently maintains directors and officers insurance.
          (gg) Accountants. The Company’s accountants are set forth on Schedule 2.1(gg). To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, are a registered public accounting firm as required by the Securities Act and are registered with the Public Company Accounting Oversight Board.
          (hh) No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company and/or its Subsidiaries, and the Company is current with respect to any fees owed to its accountants.
          (ii) No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor, to the knowledge of the Company, any of its directors, officers or any person acting on their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares or Warrant Shares.
          (jj) Foreign Corrupt Practices. Neither the Company nor its Subsidiaries, nor to the knowledge of the Company or its officers or directors, any agent or other person acting on behalf of the Company or its Subsidiaries, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its Subsidiaries (or made by any person acting on their behalf of which the Company or its officers or directors are or reasonably should be aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          (kk) Certificate of Incorporation. True and correct copies of the Company’s certificate of incorporation and the certificates of incorporation and/or formation of the Company’s Subsidiaries are attached under Schedule 2.1(kk).
          (ll) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened, against or materially affecting the Company, any Subsidiary or any of their respective properties, or to the Company’s Knowledge, against any of its or its Subsidiaries’ directors, officers or key employees before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect; nor to the Company’s knowledge does there exist any condition which may be the basis of any such Action. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty or involving the Company’s business, assets or properties, nor has any such Action been threatened by or against the Company or any Subsidiary. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
          (mm) Anti-takeover Device. Neither the Company nor any of its Subsidiaries has any outstanding shareholder rights plan or “poison pill” or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Articles and the Bylaws which would preclude the issuance and sale of the Securities, the reservation for issuance of the Warrant Shares and the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents.
          Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof, except as set forth on the Schedule of Exceptions attached hereto with each numbered schedule corresponding to the section number herein:
          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
          (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
          (c) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser’s ability to perform its obligations under the Transaction Documents.
          (d) Acquisition for Investment. Such Purchaser is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the terms and provisions of the Transaction Documents and Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that (i) it has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) it is able to bear the financial risks associated with an investment in the Securities, (iii) it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation, (iv) it has reviewed or received copies of the Commission Documents, (v) it and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, (vi) except for this Agreement and the transactions contemplated hereby, neither the Company nor its employees have disclosed to such Purchaser any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed, and (vii) it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. Purchaser has the financial capability to perform all of its obligations under this Agreement, including the financial capability to purchase the Securities.
          (e) Rule 144. Such Purchaser understands that the Securities may not be sold unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.
          (f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
          (g) Accredited Investor. Such Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.
          (h) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.
          (i) No Shorting. No Purchaser has engaged in any short sales of any securities of the Company or instructed any third parties to engage in any short sales of securities of the Company on its behalf prior to the Closing Date. Each Purchaser covenants and agrees that, so long as it is in possession of any Securities, it will not be in a net short position with respect to the shares of Common Stock issued or issuable to it.
          (j) Not an Affiliate. Such Purchaser is not an officer, director or “affiliate” (as defined in Rule 405 of the Securities Act) of the Company.

ARTICLE III
COVENANTS
     The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.
          Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.
          Section 3.2 Registration and Listing. The Company shall use commercially reasonable efforts to (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under the Exchange Act and any applicable Blue Sky Laws, and (iii) to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will use commercially reasonable efforts to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market.
          Section 3.3 Subsequent Variable Rate Transactions. Until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction” without the consent of MKM Capital Advisors, LLC. The term “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock, either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to standard anti-dilution features) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.
          Section 3.4 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser, prospective Purchaser or any employees, agents or representatives thereof, and for so long as any Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, or as long as any prospective Purchaser has the right or option to purchase any Shares, for purposes reasonably related to such Purchaser’s or prospective Purchaser’s interests as a stockholder or prospective stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees. The Company agrees to make the appropriate employee(s) available for such discussion(s).
          Section 3.5 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would have a Material Adverse Effect.
          Section 3.6 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.
          Section 3.7 Reporting Requirements. If the Commission ceases making the Company’s periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:
          (a) Quarterly Reports filed with the Commission on Form 10-Q;
          (b) Annual Reports filed with the Commission on Form 10-K; and
          (c) Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.
          Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its material obligations under the Transaction Documents.
          Section 3.9 Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for FDA registration, product development and manufacturing, and for working capital to the extent not used for the foregoing specified purposes, and, with the exception of the redemption of shares of the Company’s Series B Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation, nor for any other purpose not expressly specified herein.
          Section 3.10 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.
          Section 3.12 Form D. The Company agrees to file a Form D with respect to the Securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.
          Section 3.13 Blue Sky. The Company agrees to file any form or forms required by any state with respect to the sale of any of the Securities hereunder.
          Section 3.14 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.
          Section 3.15 Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the form of Warrant) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. “Trading Day” means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.
          Section 3.16 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.
          Section 3.17 Sarbanes-Oxley Act. The Company shall comply with the applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

ARTICLE IV
CONDITIONS
          Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects (as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (d) Delivery of Purchase Price. The Purchasers shall have delivered to the Company the applicable purchase price for the Securities to be purchased by each Purchaser.
          (e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers and, with respect to the Escrow Agreement, the escrow agent, to the Company.
          Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of each Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.
          (a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement, the schedules referenced herein and attached hereto, and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.
          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.
          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
          (f) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) and the Warrants (in such denominations as each Purchaser may request) duly executed by the Company, in each case, being acquired by the Purchasers at the Closing.
          (g) Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.
          (h) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this

Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the Knowledge of the Company).
          (i) Escrow Agreement. At the Closing, the Company and the escrow agent shall have executed and delivered the Escrow Agreement, in the form attached hereto as Exhibit C, to each Purchaser.
          (j) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.
          (k) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit D hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.
ARTICLE V
CERTIFICATE LEGEND
          Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ECHO THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
     The Company agrees to reissue certificates representing any of the Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares, as the case may be, under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act or another exemption therefrom; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).
ARTICLE VI
INDEMNIFICATION
          Section 6.1 Company Indemnity. The Company will indemnify and hold harmless to the fullest extent of the law the Purchasers and their respective directors, officers, shareholders, partners, affiliates, employees, agents, successors and assigns (each, an “Indemnified Party”) from and against any and all losses, liabilities, deficiencies, costs, damages, obligations, claims, contingencies and expenses, including without limitation all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees, charges and disbursements and costs of investigation that any such Indemnified Party may suffer or incur (collectively, “Damages”) as a result of or relating to (a) any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of a Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings a Purchaser may have with any such stockholder or any violations by a Purchaser of state or federal securities laws or any conduct by a Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). For purposes of this Agreement, the term “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. Notwithstanding any of the foregoing in this Section 6.1, the Company shall not be liable under this Section 6.1 to any Indemnified Party to the extent that such Damages resulted or arose from the breach by an Indemnified Party of any representation, warranty, covenant or agreement of an Indemnified Party contained in the Transaction Documents or the gross negligence, recklessness, willful misconduct or bad faith of an Indemnified Party.
          Section 6.2 Indemnification Procedure. If any action is brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party will give written notice to the Company of any matters giving rise to a claim for indemnification; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Article VI except to the extent that the Company is actually prejudiced by such failure to give notice. Upon the giving of such notice, Company shall have the right to assume the defense of any such action with counsel of its own choosing but reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, shall be Damages subject to indemnification hereunder. The Indemnified Party will cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company, and shall furnish to the Company all information reasonably available to the Indemnified Party which relates to such action. The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which shall not be unreasonably withheld. Notwithstanding anything in this Article VI to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities to which the Company may be subject to pursuant to the law.

ARTICLE VII
MISCELLANEOUS
          Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except that the Company shall reimburse MKM Capital Advisors, LLC for its legal fees not to exceed $7,500 and shall pay Kramer Levin Naftalis & Frankel LLP for legal fees not to exceed $5,000, which shall be paid at the Closing. Except as disclosed on Schedule 7.1, the Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.
          Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.
          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
          (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.
          Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and MKM Capital Advisors, LLC in consultation with the other Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

          Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon delivery, by hand, telecopy or facsimile (or other electronic transmission) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attention: Patrick Mooney, President and CEO
Tel. No.: 856-429-8778
Fax No.: 508-553-8760

with copies (which copies shall not constitute notice to the Company) to:

Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attention: Kimberly Burke, Vice President — Corporate Counsel
Tel. No.: 919-381-9099
Fax No.: 919-251-9833

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A.
     Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.
          Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
          Section 7.6 Headings. The article, section and subsection headings, and the table of contents, in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
          Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Securities and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company; provided, however, that such Purchaser shall not assign such Securities and such rights under this Agreement and the other Transaction Documents to any known competitor of the Company as identified in Schedule 7.7. Notwithstanding the foregoing, a Purchaser may assign its rights as provided herein so long as (i) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the rights and/or securities with respect to which such rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is in compliance under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 7.7, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement and the other Transaction Documents, and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.
          Section 7.8 No Third Party Beneficiaries. Subject to the provisions of Article VI hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
          Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
          Section 7.10 Survival. The representations and warranties of the Company and the Purchasers, including the contents of the schedules attached hereto, shall survive the execution and delivery hereof and the Closing until the first anniversary of the Closing Date.
          Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.
          Section 7.12 Severability. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the fullest extent of the law.

          Section 7.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the prior written consent of the Purchasers, unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.
          Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Warrants.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ECHO THERAPEUTICS, INC.
By:	/s/ Patrick T. Mooney
	Name:	Patrick T. Mooney
	Title:	Chairman and CEO

[Additional Signature Pages Follow]

EL EQUITIES, LLC
By:	/s/ Eli Levitin
	Name:	Eli Levitin
	Title:	Manager

[Signature Page to Common Stock and Warrant Purchase Agreement]

GEMINI MASTER FUND, LTD.
By:	/s/ Steven W. Winters
	Name:	Steven W. Winters
	Title:	President of Gemini Strategies, LLC Investment Manager to Gemini Master Fund Ltd.

[Signature Page to Common Stock and Warrant Purchase Agreement]

MKM OPPORTUNITY MASTER FUND, LTD.
By:	/s/ David Skriloff
	Name:	David Skriloff
	Title:	Portfolio Manager

[Signature Page to Common Stock and Warrant Purchase Agreement]

/s/ Lewis C. Pell
Name:	Lewis C. Pell

[Signature Page to Common Stock and Warrant Purchase Agreement]

PLATINUM-MONTAUR LIFE SCIENCES, LLC
By:	/s/ Michael M. Goldberg
	Name:	Michael M. Goldberg
	Title:	Portfolio Manager

[Signature Page to Common Stock and Warrant Purchase Agreement]

SDS CAPITAL GROUP, SPC LTD.
By:	/s/ Steve Derby
	Name:	Steve Derby
	Title:	Investment Manager

[Signature Page to Common Stock and Warrant Purchase Agreement]

SOUTH FERRY #2 LP
By:	/s/ Morris Wolfson
	Name:	Morris Wolfson
	Title:	Portfolio Manager

[Signature Page to Common Stock and Warrant Purchase Agreement]

SYMMETRY PARALLAX PARTNERS, LP
By:	/s/ Kellie Seringer
	Name:	Kellie Seringer
	Title:	General Partner

[Signature Page to Common Stock and Warrant Purchase Agreement]

/s/ Aaron Wolfson
Name:	Aaron Wolfson

[Signature Page to Common Stock and Warrant Purchase Agreement]